UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K
____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 20, 2007

REMOTEMDX, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive
Suite 400
Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 563-7171

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 1, 2007, RemoteMDx, Inc., a Utah corporation (the “Company”), entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) on December 20, 2007, with David M. Rothbart (the “Seller”), the sole shareholder of Court Programs, Inc., a Mississippi corporation, Court Programs of Florida, Inc. and Court Programs of Northern Florida, Inc., both Florida corporations (the “CP Entities”).  The CP Entities are engaged in providing parole and probation monitoring equipment and services in the states of Florida and Mississippi.  The CP Entities purchase some of their products from the Company.  Pursuant to the Purchase Agreement, the Company acquires 51% of the issued and outstanding capital stock of each of the CP Entities.  Additionally, the Company has the option to acquire the remaining 49% after January 1, 2009, and prior to March 31, 2009.  The consideration for the initial purchase of 51% of the outstanding CP Entities, which gives control of the three entities to the Company, is $1,145,500, payable in cash, and 212,000 shares of the common stock of the Company (the “RMDX Shares”). Closing is expected to occur on or before December 31, 2007, but may be extended by the parties under certain conditions through January 20, 2008.

Under the Purchase Agreement, the Company has the right to appoint a majority of the board of directors of the CP Entities.  The Purchase Agreement also contains affirmative covenants obligating the Seller with respect to the post-closing operations of the CP Entities that are common in such agreements, as well as various representations and warranties of the Company, the Seller and the CP Entities.  Each representation and warranty was made in connection with the Company’s negotiations with the Seller and the CP Entities, and is subject to specifically disclosed exceptions, qualifications, and limitations agreed by the parties in connection with the negotiations.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been made for purposes of allocating contractual risk among the parties, rather than establishing matters as facts.  Accordingly, investors should not view the representations and warranties contained in the Purchase Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Purchase Agreement, and should not rely on them as such.  Investors should read the Purchase Agreement together with the other information concerning the Company contained in reports and statements that the Company files with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Purchase Agreement, the Company will issue to the seller 212,000 RMDX Shares as partial consideration for 51% of the outstanding stock of the CP Entities.  The Company believes that the issuance of the RMDX Shares is exempt from registration and prospectus delivery requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act..  The RMDX Shares will be issued directly by the Company and do not involve a public offering or general solicitation.  The recipient of the Shares received or had effective access to files and records of the Company that contained the relevant information needed to make his investment decision, including the Company’s financial statements and periodic reports filed with the Commission.  The Company has reasonable belief that the recipient of the RMDX Shares, individually or together with his purchaser representative, has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an acquisition of the RMDX Shares.  The Company has agreed to file a registration statement to register the possible resale of the RMDX Shares within 90 days of the issuance of the RMDX Shares under the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTEMDX, INC.
By: /s/ Michael G. Acton
Michael G. Acton, Chief Financial Officer

Date: December 21, 2007